WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10 Registration Statement of our report as of June 10, 1998, dated June 12, 1998 relating to the financial statements of Westford Acquisition Corporation which appear in such Form 10.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
June 12, 1998